SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of May 6, 2010, between Freedom Resources Enterprises, Inc., a Nevada corporation (the “Company”), and Life Power and Fuels LLC, a Delaware limited liability company (the “Investor”).

Recitals

The Investor and the Company have agreed that the Investor will purchase, and the Company will issue and sell, 47,700,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), on the terms stated in this Agreement.

Agreement

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1.           Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings below:

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in Utah are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2 of this Agreement.

“Closing Date” means the date on which all of the conditions set forth in Sections 6.1 and 6.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the U.S. Securities and Exchange Commission.

“Creditor” has the meaning set forth in Section 5.5.

“Escrow Agreement” means the Escrow Agreement set forth in Section 2.2.

 “Material Adverse Effect” means a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” has the meaning set forth in Section 2.2.

“SEC Reports” has the meaning set forth in Section 3.7.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Settlement Agreements” has the meaning set forth in Section 5.5.

“Shares” has the meaning set forth in the Recitals to this Agreement.

2.           Purchase and Sale.

2.1           Purchase and Sale.  Subject to the terms and conditions set forth in this Agreement, the Company shall sell the Shares to the Investor, and the Investor shall purchase the Shares from the Company.

2.2           Purchase Price.  The purchase price for the Shares is $100,000 (the “Purchase Price”).  The Purchase Price shall be delivered to and held by counsel for the Company to pay or settle all of the outstanding obligations of the Company pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A.

2.3           Management Changes.  At the Closing the Board of Directors of the Company shall increase the number of directors to two persons and shall appoint Edward Mooney as a director to fill the vacancy created by the increase in the number of directors.  In addition, Neil Christiansen shall resign as an officer of the Company and the Board of Directors shall appoint the following persons to the offices set forth below:

Name	Office(s)

Edward Mooney	President & CEO

Daniel Carlson	CFO, Treasurer, & Secretary

2.4           Closing Deliverables.  (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i)           a certificate evidencing the Shares registered in the name of the Investor;

(ii)          the Escrow Agreement executed by the Company and Mr. Vance;

(iii)         the resignation of Neil Christiansen as sole officer of the Company; and

(iv)         the Settlement Agreements signed by each of the Creditors and the Company.

(b)      At the Closing, the Investor shall deliver or cause to be delivered to the Company the following:

(i)           the sum of $100,000 in immediately available funds, by wire transfer to the client trust account of Ronald N. Vance, Attorney at Law, counsel for the Company to be held and disbursed in accordance with the terms of the Escrow Agreement;

(ii)          the Escrow Agreement executed by the Investor; and

(iii)         the written acceptances of Edward Mooney to serve as a director and officer of the Company and of Daniel Carlson as an officer of the Company.

3.           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor:

3.1           Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.  The Company is duly qualified to conduct its businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2           Authorization; Enforceability.  The Company has the requisite corporate power and authority to enter into and to sell the Shares as contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the sale of the Shares contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.3           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any restriction whatsoever upon any of the material properties or assets of the Company pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.4           Capitalization.  The authorized equity securities of the Company consist of 100,000,000 shares of common stock, of which 3,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding common shares have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock or other securities nor are there outstanding any securities convertible into, exchangeable for, or evidencing the right to subscribe for any shares of common stock or other securities of the Company.

3.5           Reports, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iii) those that have been made or obtained prior to the date of this Agreement.

3.6           Issuance of the Shares.  The Shares have been duly authorized and, when paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer imposed by applicable securities laws.

3.7           SEC Reports; Financial Statements.  The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “10-K”), and all other reports filed by the Company with the Commission since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Reports”).  The SEC Reports are the only filings required of the Company pursuant to the 1934 Act for such period.  The SEC Reports and any other materials supplied to the Investor by the Company did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as otherwise disclosed in this Subscription Agreement, there have been no material changes in the Company’s affairs not disclosed in the SEC Reports.

3.8           No Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, all of which are listed on Schedule 3.8, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans and except for the issuance of 200,000 shares of common stock to Neil Christiansen in conversion of a promissory note in the principal amount of $5,000.

3.9           Litigation.  There is no Action which adversely affects or challenges the legality, validity or enforceability of this Agreement.  For purposes of this Section 3.9, “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

3.10        Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions, if any, owed by the Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.  The Company shall pay, and hold Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees.

3.11        Private Offering.  Assuming the correctness of the representations and warranties of the Investor set forth in this Agreement, the offer and sale of the Shares hereunder is exempt from registration under the Securities Act.

3.12        Use of Proceeds.  The net proceeds of this offering will be allocated for the payment or settlement of all outstanding liabilities of the Company at Closing as set forth in the Escrow Agreement.  With the payment of the funds pursuant to the Escrow Agreement, the Company shall have no outstanding payables or other liabilities at Closing.

4.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

4.1           Investment Intent.  The Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Shares, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws.  The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

4.2           Restricted Securities.  The Investor understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the Commission and are subject to the provisions of Rule 144(i) as a shell company.  Therefore, under current interpretations and applicable rules, the Investor will probably have to retain the Shares for an indefinite period until compliance with the provisions of Rule 144(i) and at the expiration of such period its sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Commission and such disposition may be available only if the Company is current in its filings with the Commission under the 1934 Act, or other public disclosure requirements.

4.3           Limitations on Resale.  The Investor acknowledges that it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the Commission thereunder.

4.4           Information.  The Investor has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Company.  A designated representative of the Investor has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of this offering.

4.5           Documents.  The Investor has received copies of the SEC Reports, including the exhibits thereto.  The Investor has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

4.6           Knowledge and Experience in Business and Financial Matters.  The individual representing the Investor has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment.

4.7           No Advertisements.  The Investor is not entering into this Subscription Agreement and did not receive an offer to purchase the Shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

4.8           Relationship to Company.  The Investor, through its representative(s), has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons.

5.           Other Agreements of the Parties.

5.1           Legends.  Certificates evidencing the Shares to be delivered at the Closing will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

5.2           Filing of Form 8-K Report.  Promptly following the Closing, the Company shall enter into a transaction or shall commence business operations sufficient that the Company shall cease to be a “shell company” as defined in Rule 12b-2 under the 1934 Act.  The Company shall file with the Commission a report on Form 8-K which complies with the requirements of Item 2.01(f) or Item 5.06 of Form 8-K within four days following the date on which it ceases to be a shell company.  The provisions of this Section 5.2, including any rights or remedies provided in this Agreement, are enforceable by any shareholder of the Company.

5.3           Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of restricted shares of Company’s common stock (the “Restricted Shares”) to the public without registration by the holders of restricted shares at the Closing (the “Restricted Shareholders”), the Company shall use its commercially reasonable best efforts for a period of not less than two years from the Closing Date to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

(c)           Furnish to each Restricted Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 pursuant to paragraph (c) thereof and such other information, reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any Restricted Shares without registration; and

(d)           Issue a customary 144 legal opinion of counsel for the Company upon request of a Restricted Shareholder, for which the Company may charge a reasonable fee, which request can be made not earlier than one year from the filing of the report on Form 8-K pursuant to Section 5.2 hereof,.

The provisions of this Section 5.3, including any rights or remedies provided in this Agreement, are enforceable by any Restricted Shareholder.

5.4           Piggyback Registration Rights.

(a)           If at any time or times the Company shall determine to register any of its common stock or securities convertible into or exchangeable for the Company’s common stock under the Securities Act, whether in connection with a public offering of securities by the Company, a public offering thereof by stockholders of the Company (the “Other Stockholders”), or both, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s equity compensation plan or other employee benefit plans, the Company will promptly give written notice thereof to the shareholders of the Company who immediately prior to Closing owned of record not less than 10,000 shares of the Company (the “Pre-Closing Shareholders”) and to the holder or holders of the pre-Closing restricted shares at the time of such registration (the “Restricted Shareholders”), and will use its commercially reasonable efforts, in good faith, except as herein otherwise provided, to effect the registration under the Securities Act all such shares (the “Registrable Shares”) at the Company’s expense which such shareholders may request in a writing delivered to the Company within fifteen (15) days after the notice given by the Company.  The Company shall be required to provide such registration rights to the Pre-Closing Shareholders and the Restricted Shareholders and to maintain the effectiveness of such registration statement for a period of not less than one year or until all the Registrable Shares included in the registration statement have been sold or been deposited with a brokerage firm for resale under Rule 144.  The provisions of this Section 5.4, including any rights or remedies provided in this Agreement, are enforceable by any Pre-Closing Shareholder or Restricted Shareholder owning Registrable Shares.  The term “Registerable Shares” shall not include any shares of the Company that at such time may be resold by the holder through a registered broker without undue expense and without volume limitations pursuant to Rule 144.

(b)           Notwithstanding anything to the contrary contained in this Section 5.4, if the Company receives comments (“Commission Comments”) from the Commission relating to the number of shares of common stock included in any registration statement filed pursuant to Section 5.4(a), and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many shares owned by Other Stockholders (“Other Shares”) and Registrable Shares as possible to be included in such registration statement without characterizing any holder of Other Shares or Registrable Shares as an underwriter, the Company is unable to cause the inclusion of all Other Shares and Registrable Shares, then the Company may (i) remove from such registration statement such number of Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each case as the Commission may require in order for the Commission to allow such registration statement to become effective; provided, that in no event may the Company name any holder of Registrable Shares as an underwriter without such holder’s prior written consent (collectively, the “SEC Restrictions”).  Unless the SEC Restrictions otherwise require, any cut-back imposed pursuant to this Section 5.4(b) shall be allocated first among Pre-closing Shareholders on a pro rata basis and then among the Restricted Shareholders on a pro rata basis.  At such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”) all provisions of this Section 5.4 shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as “Registrable Shares”).

5.5           Settlement Agreements.  The Company has obligations to repay cash advances made by Neil Christiansen, 1st Orion Corporation, Sparrow, Inc., and Lorikeet, Inc. in the aggregate amount of $119,500 (the “Creditors”).  Contemporaneous with Closing, the Company shall deliver settlement agreements from each of the Creditors agreeing to reduce the amount for repayment which in the aggregate shall represent the amount of the Purchase Price less the other payables of the Company at Closing (the “Settlement Agreements”).  The form of the Settlement Agreement is set forth in Exhibit B.

6.           Conditions Precedent to Closing.

6.1           Conditions Precedent to the Obligations of the Investor to Purchase Shares.  The obligation of the Investor to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date and shall be certified to by the President at Closing;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)           Company Deliverables.  The Company shall have delivered the stock certificate and other documents provided in Section 2.4(a).

6.2           Conditions Precedent to the Obligations of the Company to Sell the Shares.  The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)           Investor Deliverables.  The Investor shall have delivered its purchase price in accordance with Section 2.4(b).

7.           Miscellaneous.

7.1           Fees and Expenses.  Each party shall pay all fees and expenses incurred by such party, including, but not limited to fees and expenses of its advisers, counsel, accountants and other experts, if any, incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

7.2           Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

7.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m. (Utah time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (Utah time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or such other address as may be designated in writing hereafter, in the same manner, by such Person):

If to the Company prior to the Closing:

Freedom Resources Enterprises, Inc.
901 East 7800 South
Midvale, UT  84047
Telecopier No.: (801) 566-5931
Attention: Neil Christiansen, President

If to the Company subsequent to the Closing:

Freedom Resources Enterprises, Inc.
4265 San Felipe Street
Suite 1100
Houston, TX  77027
Telecopier No.: (832) 327-7420
Attention:  Edward Mooney, President

If to the Investor:

Life Power and Fuels LLC
4265 San Felipe Street
Suite 1100
Houston, TX  77027
Telecopier No.: (832) 327-7420
Attention:  Edward Mooney, Managing Member

7.4           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and by the Investor.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

7.6           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

7.7           Third-Party Beneficiaries.  Except as specifically provided in Sections 5.2, 5.3, and 5.4, this Agreement does not confer any enforceable rights or remedies on any other person other than the parties hereto.

7.8           Governing Law and Venue.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Utah, without regard to the principles of conflicts of law thereof.  The parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court.  The parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

7.9           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

7.10         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12         Authorization.  By signing below on behalf of the respective entities, each individual executing this Agreement represents and warrants to the party to this Agreement that (i) the represented entity is duly authorized to enter into this Agreement; (ii) he or she is duly authorized to represent the entity in this offering; and (iii) he or she is duly authorized to execute this Agreement on behalf of such entity.

7.13         Exhibits.  Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on respective the day and year set forth below.  The effective date of the Agreement shall be the date first written above.

FREEDOM RESOURCES ENTERPRISES, INC.

Date: May 6, 2010	By:	/s/ Neil Christiansen
Name: Neil Christiansen
Title: President

LIFE POWER AND FUELS LLC

Date: May 6, 2010	By:	/s/ Edward Mooney
Name: Edward Mooney
Title: Managing Member

SCHEDULE 3.8

Accounts payable have increased by $8,689.19 from March 31, 2010, through Closing.